UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HELIOS & MATHESON NORTH AMERICA INC.
(Name of Registrant as Specified in Its Charter)

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July 11, 2008
Dear Shareholder:
     You are cordially invited to attend Helios & Matheson North America Inc.’s Annual Meeting on August 20, 2008. The meeting will begin promptly at 10:00 a.m. at the offices of the Company’s counsel, Davis Polk & Wardwell, at 450 Lexington Avenue, New York, New York 10017.
     The official Notice of Annual Meeting of Shareholders, proxy statement, proxy card and return envelope are included with this letter. Also enclosed is Helios & Matheson North America Inc.’s Annual Report to shareholders for the year ended December 31, 2007. The matters listed in the Notice of Annual Meeting of Shareholders are described in detail in the proxy statement.
     The vote of every shareholder is important. Please review carefully the enclosed materials and then sign, date and promptly mail your proxy. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends.
     The Board of Directors and management look forward to greeting those shareholders who are able to attend.

Sincerely, HELIOS & MATHESON NORTH AMERICA INC.
/s/ SALVATORE M. QUADRINO
Salvatore M. Quadrino, Interim Chief Executive Officer and Chief Financial Officer

HELIOS & MATHESON NORTH AMERICA INC.
200 PARK AVENUE SOUTH
NEW YORK, NEW YORK 10003
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 20, 2008
To the shareholders of HELIOS & MATHESON NORTH AMERICA INC.:
     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Helios & Matheson North America Inc. (“Helios & Matheson” or the “Company”) will be held at 10:00 a.m. (local time), on August 20, 2008, at the offices of the Company’s counsel, Davis Polk & Wardwell, at 450 Lexington Avenue, New York, New York 10017 for the following purposes:
1.	To elect the Board of Directors of the Company to serve until the Annual Meeting of Shareholders in 2009 and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Mercadien P.C. as the independent auditors of the Company for the year ending December 31, 2008.
     Only shareholders of record at the close of business on July 1, 2008 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.
     You may vote in person or by proxy. You may cast your vote by signing and dating the enclosed proxy exactly as your name appears thereon and promptly returning such proxy in the envelope provided. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends.
     You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary of the Company or by executing and delivering a later-dated proxy by mail, prior to the closing of the polls. Attendance at the meeting does not by itself constitute revocation of a proxy. All shares that are entitled to vote and are represented by properly completed proxies timely received and not revoked will be voted as you direct. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends.
     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. If you sign and return your proxy card without giving any instruction, it will be voted as the Board of Directors recommends. This proxy statement and the accompanying form of proxy, together with the Company’s 2007 Annual Report to shareholders, are being mailed to shareholders on or about July 21, 2008. Your cooperation is appreciated since a majority of the outstanding shares entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the purposes of conducting business at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ Roxanne Weisbrot
Roxanne Weisbrot
Interim Secretary

New York, New York
July 11, 2008

HELIOS & MATHESON NORTH AMERICA INC.
200 PARK AVENUE SOUTH
NEW YORK, NEW YORK 10003
(212) 979-8228

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be Held on August 20, 2008

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Helios & Matheson North America Inc., a New York corporation (“Helios & Matheson” or the “Company”), to be voted at its Annual Meeting of Shareholders which will be held at 10:00 a.m. (local time), on August 20, 2008 at the offices of the Company’s counsel, Davis Polk & Wardwell, at 450 Lexington Avenue, New York, New York 10017 and at any postponements or adjournments thereof (the “Annual Meeting”).
     At the Annual Meeting, the Company’s shareholders will be asked (i) to elect Messrs. Rabin Dhoble, Daniel L. Thomas, Srinivasaiyer Jambunathan, Kishan Grama Ananthram, and Ms. Divya Ramachandran as directors of the Company to serve until the Annual Meeting of Shareholders in 2009 and until their respective successors are duly elected and qualified, and (ii) to ratify the appointment of Mercadien P.C. as the Company’s independent auditors for the year ending December 31, 2008.
     This proxy statement and the accompanying form of proxy, together with the Company’s 2007 Annual Report to shareholders, are being mailed to shareholders on or about July 21, 2008.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 20, 2008:
     This proxy statement and the Company’s 2007 Annual Report to Shareholders are available for viewing, printing and downloading at www.hmna.com/About Helios & Matheson.
     Copies of the Company’s Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission (“SEC”), will be furnished without charge to any stockholder upon written request to Helios & Matheson North America Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey, 07066, Attention: Ms. Roxanne Weisbrot, Interim Secretary. This proxy statement and the Company’s 2007 Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 2007 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION
Solicitation and Voting of Proxies; Revocation; Record Date
PROXY SOLICITATION
     Proxies may be solicited by mail, personal interview, telephone and facsimile transmission, and by directors, officers and employees of the Company (without special compensation). Since the Company is making this solicitation, the expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company has retained Mellon Investor Services to assist in the solicitation. Expenses for the solicitation are estimated to be approximately $5,000 plus other reasonable expenses.
     In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company’s common stock.
REVOKING YOUR PROXY
     A shareholder may revoke a proxy at any time before it is exercised in one of the three following ways:
•	By filing with the Secretary of the Company a written revocation to the attention of Ms. Roxanne Weisbrot, Interim Secretary, Helios & Matheson North America Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, Telephone: (732) 499-8228. We must receive your written revocation before the time of the Annual Meeting;

•	By submitting a duly executed proxy bearing a later date than your original proxy. We must receive such later dated proxy before the time of the Annual Meeting; or

•	By voting in person at the meeting. However, attendance at the Annual Meeting does not by itself constitute revocation of a proxy. A shareholder who holds shares through a broker or other nominee must bring a legal proxy ballot to the meeting if that shareholder desires to vote at the meeting.
VOTING YOUR SHARES
     Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” the election of the nominees for director named below and “FOR” the ratification of the Company’s independent auditors.
     Under the Company’s By-Laws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the total number of outstanding shares of common stock voting as a single class, entitled to vote constitutes a quorum for the transaction of business. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.
     An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

VOTES REQUIRED FOR APPROVAL
Shares Entitled to Vote. Only holders of record of the Company’s common stock at the close of business on July 1, 2008 (the “Record Date”) are entitled to notice, to attend and to vote at the Annual Meeting with each share entitled to one vote. As of the close of business on July 1, 2008, the Company had 2,396,707 shares of common stock outstanding.
Quorum. New York’s Business Corporation Law and the Company’s By-Laws provide that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting by holders of shares represented either in person or by proxy entitled to vote in the election. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) are counted as present for the purpose of determining a quorum but are not counted as votes cast in determining a plurality.
Votes Required. The votes required on each of the proposals are as follows:

Proposal 1: Election of Directors	The five nominees for director who receive the most votes will be elected. This is called a “plurality”. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the Audit Committee’s selection of the independent registered public accounting firm. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

PROPOSAL 1
ELECTION OF DIRECTORS
     Pursuant to the Company’s By-Laws, the Board of Directors shall be comprised of not less than three and not more than nine directors. The exact number of directors shall be set by a resolution of the Board of Directors. On March 18, 2008, the Board of Directors established the size of the Board at five members. At each Annual Meeting of Shareholders, directors shall be elected for the ensuing year.
     Each director will be elected to serve for a one-year term, unless he/she resigns or is removed before his term expires, or until his replacement is elected and qualified. Each of the nominees listed are currently a member of the Board of Directors and each of them has consented to serve as a director if elected. There is detailed information about each of the nominees available in the section of this proxy statement titled “Nominees Standing for Election”.
     If any of the nominees cannot serve for any reason, the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are nominated, or it may decide to reduce the size of the Board.
Nominees Standing for Election
     The following nominees are standing for election to serve as directors until the Annual Meeting of Shareholders in 2009 and until their respective successors are duly elected and qualified:

Name	Age	Position
Shri S. Jambunathan	69	Chairman, Director
Daniel L. Thomas	58	Director
Rabin K. Dhoble	46	Director
Kishan Grama Ananthram	44	Director
Divya Ramachandran	28	Director
     Srinivasaiyer Jambunathan has been a director of the Company since August 22, 2006 and Chairman of the Board since April 1, 2008.  Mr. Jambunathan was named Vice Chairman of the Board of Directors on November 8, 2006 and Lead Director on April 25, 2007.  Mr. Jambunathan is the Chairman of the Nominating and Corporate Governance Committee and the Executive Committee as well as a member of the Audit Committee.  Mr. Jambunathan served as a director of the Bombay Stock Exchange, and thereafter, Bombay Stock Exchange Limited for a total period of six years until 2006. Mr. Jambunathan was also the non-executive Chairman of Bombay Stock Exchange from March 2003 to August 2005.  From March 2005 to August 2005 Mr. Jambunathan also served as non-executive Chairman of Provogue India Ltd., a men’s designer wear and fashion apparel company.  Since November 2003, Mr. Jambunathan has been a Director of JSW Steel Ltd.  Since January 2001, Mr. Jambunathan has served as non-executive Chairman of First Policy Insurance Pvt. Ltd. Mr. Jambunathan was Chairman of the local Advisory Board, State Bank of Mauritiu, from 1996 to 2001.
     Daniel L. Thomas has been a director of the Company since June 5, 2006. Mr. Thomas is the Chairman of the Audit Committee, as well as a member of the Executive Committee, the Nominating and Corporate Governance Committee and the Transformation Committee. Mr. Thomas has over 28 years of public accounting and financial experience. Mr. Thomas is currently a partner with Thomas & Associates, a CPA firm, which he started in February 2002. From October 1999 to February 2002 he was the Audit Partner in Charge with Corbin & Wertz, a CPA firm. Mr. Thomas’ experience includes part-time CFO services, fraud prevention and investigation, acquisition consulting, transaction due diligence, internal control review and systems implementation. Mr. Thomas is a Certified Public Accountant and a Certified Fraud Examiner. Mr. Thomas is the past president of the Orange County Chapter of the Association of Certified Fraud Examiners and he has served on the Board of Directors for the Orange County Head Start program. Mr. Thomas is also a Reserve Deputy Sheriff for the Orange County Sheriff’s Department.

     Rabin K. Dhoble has been a director of the Company since February 2006.  Mr. Dhoble is a member of the Audit Committee, the Compensation Committee, the Executive Committee and the Transformation Committee. Mr. Dhoble is currently the President of Diversified Agency Services Healthcare, Omnicom. Since 1998, Mr. Dhoble has been a senior executive within the healthcare communications practice of Diversified Agency Services, the specialty communications unit of Omnicom Group.  Mr. Dhoble specializes in the development of business strategies and the management of cross-functional teams that support the global commercialization of biotechnology and pharmaceutical brands.
     Kishan Grama Ananthram has been a director of the Company since August 22, 2006. Mr. Ananthram is the Chairman of the Compensation Committee, the Chairman of the Transformation Committee and a member of the Executive Committee. Mr. Ananthram has served as the Founder, Chairman, and Chief Executive Officer of IonIdea, Inc., a software product and engineering outsourcing company since January 1994. Mr. Ananthram has over 20 years of entrepreneurial, management, sales and technology experience. Prior to founding IonIdea, Inc. Mr. Ananthram held various technical and management positions with NUS, Sprint, GTE, Fannie Mae and Hughes.
     Divya Ramachandran has been a director of the Company since August 22, 2006. Ms. Ramachandran is a member of the Executive Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Transformation Committee. Since February 2004, Ms. Ramachandran has been an Associate Vice President at Helios & Matheson Information Technology Ltd., the parent of the Company, focusing on mergers and acquisitions. From June 2003 to January 2004, Ms. Ramachandran was Program Director for General Management Programs at The Indian School of Business. From July 2002 to January 2003, Ms. Ramachandran was a Senior Manager, Strategy and Restructuring Cell for Lupin Limited, one of India’s leading pharmaceutical companies. From June 2000 to 2001, Ms. Ramachandran was an associate with Arthur Andersen LLP.
Voting Requirements to Adopt the Proposal
     The affirmative vote of the holders of a plurality of the outstanding shares of our common stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 1.
Recommendation
     The Nominating Committee has nominated each of the director nominees set forth in Proposal 1. The Board of Directors recommends that shareholders vote FOR each of the nominees.

CORPORATE GOVERNANCE
Board of Directors Meetings and Committees
     During the year ended December 31, 2007, the Board of Directors met five times, including regular and special meetings. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, an Executive Committee and a Transformation Committee. During 2007, the Audit Committee held seven meetings, the Nominating Committee held one meeting, the Compensation Committee held one meeting and the Executive Committee held twelve meetings. The Transformation Committee was formed on April 7, 2008 and had met on 3 occasions as of July 1, 2008. During 2007, each director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors, except the Transformation Committee, acts pursuant to a separate written charter adopted by the Board of Directors.
     It is anticipated that each member of the Board of Directors will attend the Company’s 2008 Annual Meeting of Shareholders. At the Company’s 2007 Annual Meeting of Shareholders, six of the seven directors were in attendance.
Controlled Company
     On March 30, 2006, Helios & Matheson Information Technology, Ltd. (“Helios & Matheson Parent”), an IT services organization with its corporate headquarters in Chennai, India, purchased 1,024,697 shares of the Company’s common stock from Mr. BenTov and his family members, which represented approximately 43% of the Company’s outstanding common stock. On September 5, 2006, Helios & Matheson Parent increased their ownership to approximately 52%. Helios & Matheson Parent is a publicly listed company on three stock exchanges in India, the National Stock Exchange (NSE), the Stock Exchange Mumbai (BSE) and Madras Stock Exchange (MSE) and is included in the Bombay Stock Exchange 500 Stock Index.
     The Board of Directors has determined that Helios & Matheson is a “Controlled Company” for purposes of the NASDAQ listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, group or another company. Certain NASDAQ requirements do not apply to a “Controlled Company”, including requirements: (i) that a majority of its Board of Directors must be comprised of “independent” directors as defined in NASDAQ’s rules; and (ii) that the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. The Board of Directors has determined that Helios & Matheson is a “Controlled Company” based on the fact that Helios & Matheson Parent holds more than 50% of the voting power of the Company.
Independent Directors
     Upon consideration of the criteria and requirements regarding director independence set forth in NASDAQ Rules 4200 and 4350, the Board of Directors has determined that each of Messrs. Jambunathan, Thomas and Dhoble meet NASDAQ independence standards.
Audit Committee
     Audit Committee. The Audit Committee is authorized to engage the Company’s independent auditors and review with such auditors (i) the scope and timing of their audit services and any other services they are asked to perform, (ii) their report on the Company’s financial statements following completion of their audit and (iii) the Company’s policies and procedures with respect to internal accounting and financial controls. From January 1, 2007 through May 23, 2007, the Audit Committee was comprised of Messrs. Thomas (Chairman), Miller and Jambunathan. Mr. Rabin Dhoble was appointed to the Audit Committee on May 23, 2007, replacing Mr. Miller. As of July 11, 2008, the Audit Committee is comprised of Messrs. Thomas (Chairman), Dhoble and Jambunathan. The Board of Directors has determined that Mr. Thomas qualifies as an “audit committee financial expert.” The Board of Directors has determined that each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(15) and in Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, as amended). During the year ended December 31, 2007, the Audit Committee held seven meetings. The Audit Committee

Charter is posted at the Company’s website, www.hmna.com, under About Helios & Matheson — Management. Any person may obtain a copy of the Audit Committee Charter without charge by calling (732) 499-8228 or upon written request to Helios & Matheson North America Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey, 07066, Attention Ms. Roxanne Weisbrot, Interim Secretary.
Compensation Committee
     Compensation Committee. The Compensation Committee is authorized and empowered to approve appointments and promotions of executive officers of the Company and fix salaries for such officers, provided that all actions of the Compensation Committee must be ratified by the full Board of Directors within three months of the subject action. The Compensation Committee is also authorized to administer the Company’s Amended and Restated 1997 Stock Option and Award Plan. From January 1, 2007 through May 23, 2007, the Compensation Committee was comprised of Messrs. Mukamal (Chairman), Thomas and Dhoble. Mr. Kishan Ananthram was appointed to the Compensation Committee on May 23, 2007, replacing Mr. Mukamal as Chairman. As of July 11, 2008, the Compensation Committee is comprised of Messrs. Ananthram (Chairman), Thomas and Dhoble. The Board of Directors has determined that Messrs. Thomas and Dhoble are independent members of the Compensation Committee (as independence is defined in NASDAQ Rule 4200(a)(15)). During the year ended December 31, 2007, the Compensation Committee held one meeting. The Compensation Committee Charter is posted at the Company’s website, www.hmna.com, under About Helios & Matheson — Management.
Nominating and Corporate Governance Committee
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is authorized to nominate new candidates to the Board of Directors. From January 1, 2007 through May 23, 2007, the Nominating and Corporate Governance Committee was comprised of three members, Messrs. Jambunathan (Chairman), Miller and Mukamal. Mr. Dan Thomas and Ms. Divya Ramachandran were appointed to the Nominating and Corporate Governance Committee on May 23, 2007, replacing Mr. Miller and Mr. Mukamal. As of July 11, 2008, the Nominating and Corporate Governance Committee is comprised of Messrs. Jambunathan (Chairman), Thomas and Ms. Ramachandran. The Board of Directors has determined that Messrs. Jambunathan and Thomas are independent members of the Nominating and Corporate Governance Committee (as independence is defined in NASDAQ Rule 4200(a)(15)). The Nominating and Corporate Governance Committee Charter is posted at the Company’s website, www.hmna.com, under About Helios & Matheson — Management. During the year ended December 31, 2007, the Nominating and Corporate Governance Committee met one time.
     The Nominating and Corporate Governance Committee receives recommendations for director nominees from a variety of sources, including from shareholders, management and members of the Board of Directors. Shareholders may recommend any person to be a director of the Company by writing to the Company’s Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the SEC rules in a proxy statement listing the candidate as a nominee for director.
     The Nominating and Corporate Governance Committee generally reviews all recommended candidates at the same time and subjects all candidates to appropriate review criteria. Members of the Board of Directors should be qualified, dedicated, ethical and highly regarded individuals who have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Nominating and Corporate Governance Committee evaluates candidates in the context of the current composition of the Board of Directors, and these recommendations are submitted to the Board of Directors for review and approval. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and its committees. In addition, pursuant to NASDAQ Rules, the Company must have an Audit Committee composed of at least three members, each of whom must satisfy specified independence and qualification criteria. The Nominating and Corporate Governance Committee is also responsible for providing a leadership role in shaping and monitoring the corporate governance practices of the Company.

Executive Committee
     Executive Committee. On January 10, 2007, the Executive Committee held its first meeting. The Executive Committee was formally established as a committee appointed by the Board of Directors on March 23, 2007. The Executive Committee usually meets monthly and has all the powers of the Board of Directors except as limited by Section 712 of the Business Corporation Law of New York and except for the matters that have been explicitly delegated by the Board of Directors to the Audit Committee, the Compensation Committee and the Nominating Committee. The objectives of the Executive Committee include; (i) focusing on business development, (ii) assisting in formulating business strategies, (iii) monitoring the Company’s progress on a monthly basis (actual vs. planned performance), (iv) controlling expenditures, (v) when necessary, taking appropriate corrective action, (vi) formulating plans for the future, (vii) helping management improve performance and sanctioning actions by management to do so, (viii) periodically reviewing in consultation with the Company’s Chief Executive Officer the Company’s management succession planning and (ix) other actions consistent with applicable law and the Company’s governing documents that the Executive Committee or the Board deems appropriate. As of July 11, 2008, the Executive Committee is comprised of Messrs. Jambunathan (Chairman), Dhoble, Thomas, Ananthram and Ms. Ramachandran. During the year ended December 31, 2007, the Executive Committee held twelve meetings.
Other Committees
     On April 7, 2008, the Transformation Committee was formally established as a committee with the purpose of working with management and effecting the transformation of the Company to one that is capable of delivering a higher percentage of its services through outsourcing and offshoring solutions. The Transformation Committee will explore the appropriateness of moving functions such as recruiting, solutions delivery, finance and administration offshore in an effort to enable the Company to become more price competitive while maintaining high quality client services. As of July 11, 2008, the Transformation Committee is comprised of Messrs. Ananthram (Chairman), Dhoble, Thomas and Ms. Ramachandran. Since its inception, the Transformation Committee has held three meetings.
     The Board of Directors may establish additional standing or ad hoc committees from time to time.
Shareholder Communication with the Board
     Correspondence from the Company’s shareholders to the Board of Directors or any individual directors or officers should be sent to the Company’s Secretary. Correspondence addressed to either the Board of Directors as a body, or to any director individually, will be forwarded to the Chairman of the Nominating and Corporate Governance Committee or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board of Directors a summary of all shareholder correspondence that the Secretary receives on behalf of the Board of Directors. This process has been approved by the Company’s Board of Directors.
     All correspondence should be sent to Helios & Matheson North America Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, Attention: Ms. Roxanne Weisbrot, Interim Secretary.
Compensation Committee Interlocks and Insider Participation
     From January 1, 2007 through May 23, 2007, the Compensation Committee was comprised of Messrs. Mukamal (Chairman), Thomas and Dhoble. On May 23, 2007, following the annual meeting of shareholders, Mr. Kishan Ananthram was appointed to the Compensation Committee, replacing Mr. Mukamal, as Chairman, and Ms. Divya Ramachandran was appointed to the Compensation Committee, replacing Mr. Thomas. As of July 11, 2008, the Compensation Committee is comprised of Messrs. Ananthram (Chairman), Dhoble and Ms. Ramachandran. None of the members of the Compensation Committee has ever been an officer or employee of the Company.
     Kishan Grama Ananthram, a member of the Company’s Board of Directors, is the Chief Executive Officer of IonIdea and Mr. Ananthram and his spouse own all of the outstanding capital stock of IonIdea. The Company currently uses professional services and equipment provided by IonIdea. For additional information, please see “Certain Relationships and Related Transactions”.

Code of Business Conduct and Ethics
     The Board of Directors has adopted a code of ethics designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submit to the Securities and Exchange Commission and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The code of ethics applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the code to any person without charge, upon request to Ms. Jeannie Lovastik, Human Resources Generalist by calling (732) 499-8228 or by writing to Helios & Matheson North America Inc., 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, Attention: Ms. Jeannie Lovastik.
     The Company intends to disclose any amendments to or waivers of its code of ethics as it applies to directors or executive officers by filing them on Form 8-K.
PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has recommended to the Board of Directors of the Company the selection of Mercadien, P.C. to be the independent auditors of the Company for the year ending December 31, 2008.
     Mercadien served as the principal accountant for the Company for the years ending December 31, 2007 and 2006. The Audit Committee of the Board of Directors of the Company engaged Mercadien P.C. as the independent auditors of the Company on April 7, 2005.
     Grant Thornton LLP was previously the principal accountant for the Company. The Audit Committee of the Board of Directors dismissed Grant Thornton LLP on April 7, 2005.
Audit Fees
     For the years ended December 31, 2007 and 2006, the aggregate fees paid or expected to be paid to Mercadien P.C. for the audit of the Company’s financial statements for such years and the review of the Company’s interim financial statements were $155,250 and $139,950, respectively.
Audit-Related Fees
     During the years ended December 31, 2007 and 2006, there were no audit-related fees paid to Mercadien P.C.

Tax Fees
     For the years ended December 31, 2007 and 2006, the aggregate fees paid or expected to be paid to Mercadien P.C. for tax compliance, tax advice and tax planning services were $23,500 and $19,500, respectively.
All Other Fees
     During the years ended December 31, 2007 and 2006, there were no fees paid to Mercadien P.C. for professional services other than audit, audit-related and tax services.
     For the year ended December 31, 2006, the Company paid Grant Thornton LLP aggregate fees of $25,000 for its consent to the inclusion of the audited financial statements for the years ended December 31, 2004 in the Company’s Form 10-K for the year ended December 31, 2006. There were no fees paid to Grant Thornton LLP during the year ended December 31, 2007.
Audit Committee Policies and Procedures
     The Audit Committee reviews the independence of the Company’s auditors on an annual basis and has determined that Mercadien, P.C. is independent. In addition, the Audit Committee pre-approves all work and fees, which are performed by the Company’s independent auditors.
Report of the Audit Committee of the Board of Directors
     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
     REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
     REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with Mercadien P.C., the Company’s independent accountants for the fiscal year ended December 31, 2007, the matters required to be discussed by SAS 61 (Communication With Audit Committees), as amended by SAS 90 (Audit Committee Communications) that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received from Mercadien P.C. the required written communication, as required by Independence Standards Board Standard No. 1 (that relates to the accountants’ independence from the Company and its related entities), and has discussed with the independent audit firm, that firm’s independence.
     CONCLUSION. Based on the review and discussions with management and Mercadien P.C. referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report of Form 10-K for the fiscal year ended December 31, 2007.
AUDIT COMMITTEE:
Daniel Thomas, Chairman
Rabin Dhoble
Srinivasaiyer Jambunathan

Accountants’ Attendance at the Annual Meeting
     A representative of Mercadien P.C., the independent accountants of the Company for the year ending December 31, 2007, is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement at the Annual Meeting and is expected to be available to respond to appropriate questions.
Voting Requirements to Adopt the Proposal
     The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, who are present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to approve Proposal No. 2. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole right to appoint the Company’s independent auditor and the appointment of the independent auditor is not contingent upon obtaining shareholder approval. However, the Board of Directors is affording the Company’s shareholders the opportunity to express their opinions with regard to the selection of the Company’s auditors for fiscal year 2008. This vote is neither required nor binding, but is being solicited by the Board of Directors in order to determine if shareholders would approve the Audit Committee’s selection. If this Proposal does not receive the affirmative vote of a majority of the votes cast for this Proposal at the Annual Meeting, in person or by proxy, the Audit Committee will take such vote into consideration in determining whether to retain its independent auditor. Not withstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company.
Recommendation
     The Board of Directors recommends that the shareholders RATIFY the selection of Mercadien P.C. to be the independent auditors of the Company for the year ending December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the number of shares of common stock beneficially owned as of July 11, 2008 by (i) each of the Company’s directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of the common stock. As of July 11, 2008, 2,396,707 shares of the Company’s common stock were outstanding. Unless otherwise indicated in the table below, the address of each stockholder is c/o Helios & Matheson North America Inc., 77 Brant Avenue, Suite 320, Clark, NJ 07066.

	Shares of
	Common Stock
	Beneficially Owned(1)
	Number of		Percent of
Name	Shares		Ownership

Helios & Matheson Information Technology Ltd.	1,244,546	(2)	52%
Michael Prude, COO	23,125	(3)	*
Salvatore M. Quadrino, CEO and CFO	5,000	(4)	*
Rabin Dhoble, Director	500	(5)	*
Dan Thomas, Director	500	(6)	*
Srinivasaiyer Jambunathan, Chairman and Director	250	(7)	*
Divya Ramachandran, Director	250	(8)	*
Kishan Ananthram, Director	250	(9)	*

All Directors and Executive Officers as a group (7 Persons)	29,875	(10)	52%

(1)	As used in the tables above, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have “beneficial ownership” of any security that such person has a right to acquire within 60 days of July 11, 2008. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, the Company believes each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2)	Helios & Matheson Information Technology, Ltd.’s, principal executive offices are located at #9 Nungambakkam High Road, Chennai 600034 India.

(3)	Consists of 23,125 shares of common stock issuable upon exercise of currently exercisable options.

(4)	Consists of 5,000 shares of common stock issuable upon exercise of currently exercisable options.

(5)	Consists of 500 shares of common stock issuable upon exercise of currently exercisable options.

(6)	Consists of 500 shares of common stock issuable upon exercise of currently exercisable options.

(7)	Consists of 250 shares of common stock issuable upon exercise of currently exercisable options.

(8)	Consists of 250 shares of common stock issuable upon exercise of currently exercisable options.

(9)	Consists of 250 shares of common stock issuable upon exercise of currently exercisable options.

(10)	Includes 29,875 shares of common stock that may be acquired upon the exercise of options that have vested as of July 1, 2008.

*	Indicates less than 1%.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and certain beneficial owners of the Company’s equity securities (the “Section 16 Reporting Persons”) to file with the SEC reports regarding their ownership and changes in ownership of the Company’s equity securities. The Company believes that, during the fiscal year 2007, its Section 16 Reporting Persons complied with all Section 16(a) filing requirements.
Certain Relationships and Related Transactions
Transactions with Related Persons, Promoters and Certain Control Persons
     On January 29, 2007, the Company entered into a professional services agreement with IonIdea, Inc. to provide certain professional services and equipment to the Company and its wholly owned subsidiary Helios & Matheson Global Services Private Limited. Kishan Grama Ananthram, a member of the Company’s Board of Directors, is the Chief Executive Officer of IonIdea and Mr. Ananthram and his spouse own all of the outstanding capital stock of IonIdea. The term of the professional services agreement expired on June 30, 2007. Currently, although no contract exists, the Company continues to use workstation facilities and communication equipment under the same terms as the prior agreement at a cost of approximately $540 per person per month. The total amount paid or expected to be paid to Ion Idea from January 1, 2008 through June 30, 2008 is $49,680. Approximately, seventeen Company employees currently use Ion Idea workstation facilities.
     Helios & Matheson Information Technology Limited (“Helios & Matheson Parent”), an IT services organization with corporate headquarters in Chennai, India is the owner of approximately 52% of the Company’s outstanding common stock. Helios & Matheson Parent is the only parent of the Company.
Interests of Certain Persons in Matters to be Acted Upon
     As the holder of approximately 52.0% of the Company’s outstanding voting securities, Helios & Matheson Parent will have significant influence on matters requiring stockholder approval, including the election of directors and approval of certain corporate transactions.
     Helios & Matheson Parent does not have any contractual rights to appoint directors or officers of the Company or to cause the resignation of any existing Company directors or officers.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in connection with the tabular disclosures regarding the compensation of named executive officers for the fiscal year ended December 31, 2007.
     In this section, we will discuss the details of the Company’s compensation program as it relates to the former Chief Executive Officer and the Chief Operating Officer and Chief Financial Officer. These three individuals were the only executive officers of the Company during 2007. We will refer to these three persons throughout this discussion with regards to compensation as “named executive officers”. These named executive officers were deemed to be key employees of the Company and their performance has the potential to substantially impact the short and long term success of the Company. On March 31, 2008, effective with the expiration of his employment agreement, Shmuel BenTov retired from his position as Chief Executive Officer of the Company and from all other positions he held with the Company. On May 9, 2008, the Board of Directors entered into an agreement with Salvatore M. Quadrino, the Company’s Chief Financial Officer, to serve in an additional capacity as interim Chief Executive Officer while the Board of Directors continues its on going search for a Chief Executive Officer.
     The Compensation Committee (“Committee”) was established by the Board of Directors to appoint, promote and administer compensation packages for executive officers of the Company.
Compensation Objectives
     The Company’s executive officer compensation program is intended to attract and retain highly qualified professionals who will assist the Company in meeting its financial and strategic goals. By offering competitive compensation that is equivalent or above industry standards, the Company seeks to promote a long-term commitment from its executive officers. The primary goals of the Company’s compensation program are to:
•	align long-term interests of executives with shareholders;

•	reward individual performance while maintaining cost efficiency;

•	improve overall business performance; and

•	develop mutually beneficial long term relationships between executive officers and the Company.
     The Company seeks to accomplish these objectives through a combination of base salary, long-term incentive compensation (stock options), cash bonuses and perquisites. The Compensation Committee uses its discretion in determining compensation levels as there are no set guidelines for compensation.
Compensation Process
     At the end of each year, the Compensation Committee reviews and assesses the effectiveness of the past compensation criteria and approves the policies and plans for the next year. The Compensation Committee takes into consideration the performance of each of the named executive officers and measures such individual performance against the performance level of the Company. The named executive officers from time to time may have meetings with the Compensation Committee to discuss their compensation plan and performance. There may be occasions where the Compensation Committee requests to meet with the executive officer to gain clarification with regards to the fulfillment of certain performance criteria. In determining the amount of compensation for the named executive officers, the Compensation Committee may seek information from Human Resources on current market evaluations. Subject to approval from the full Board of Directors, the Compensation Committee makes the final decisions on executive compensation plans.

Primary Elements of Compensation
     The Company’s compensation program includes both short and long-term compensation in the form of base salary, long-term incentive compensation (stock options) and cash bonus as detailed below:
     Base Salary. The Compensation Committee utilizes its knowledge and general experience of the industry to determine the base salaries for its executive officers. Competitive salary levels are influenced by such factors as professional experience, accomplishments, duties, market comparisons and individual performance. The Company’s named executive officer’s primary source of compensation is derived from base salary.
     Long-Term Incentive Compensation. The Compensation Committee in its discretion may award stock options to the Company’s named executive officers as a part of their initial compensation plan and upon annual review of their individual performance. The exercise price per share of a stock option is established by the Committee, in its discretion, but may not be less than the fair market value of a share of common stock as of the date of grant. The aggregate fair market value of the shares of common stock with respect to which “incentive” stock options are exercisable for the first time by an individual to whom an “incentive” stock option is granted during any calendar year may not exceed $100,000. There were no stock options awarded to any named executive officers during the year ended December 31, 2007.
     Cash Bonus. The Compensation Committee in its discretion may award cash bonuses to the Company’s executive officers based upon an annual review of the Company’s overall performance, individual performance and available cash resources. There were no cash bonuses awarded to the Company’s named executive officers for the year ended December 31, 2007.
     Retirement Plans. The Company’s compensation program includes a tax deferred savings plan. The Company’s named executive officers can participate in Helios & Matheson North America Inc.’s 401(k)Tax Deferred Savings Plan (“the 401(k) plan”). For 2007, contributions can be made for up to 70% per pay cycle with an annual cap of $15,500. In addition for those named executive officers over the age of 50, a “Catch-Up Deferral” contribution can be made up to but not exceeding $5,000. The Company does not offer a matching contribution for any of its employees including named executive officers. The named executive officers participate in the 401(k) plan on the same terms as all other employees.
     Perquisites and Other Benefits. In comparison to base salary, perquisites and other benefits represent only a small portion of the named executive officer’s compensation. The primary perquisites are use of a company car or an automobile allowance, paid medical benefits and life insurance. The Compensation Committee has approved these perquisites and other benefits as reasonable components of the Company’s executive officer compensation.
Employment Agreements
     The Company entered into an employment agreement with Shmuel BenTov, its Chairman, Director, Chief Executive Officer and President, which terminated on March 31, 2008. The contract called for a salary of $360,000 per year, and contained non-competition, non-disclosure and non-solicitation covenants. The contract also contained an annual bonus, subject to the approval of the non-employee members of the Company’s Compensation Committee and further subject to the Company meeting certain financial performance criteria, in an amount to be determined by the non-employee members of the Compensation Committee.
     Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov retired from the Company on that date and no longer serves as the Company’s Chairman, Director, Chief Executive Officer and President or in any other capacity with the Company.
     In 1998, Mr. Prude entered into an employment agreement (the “1998 Prude Employment Agreement”) and in 2005 he entered into a severance agreement (the “Prude Severance Agreement”) with the Company. The 1998 Prude Employment agreement was terminable at the will of either Mr. Prude or the Company and contained non-competition and non-solicitation covenants, each of which were enforceable for one year after the date on which Mr. Prude’s employment with the Company terminated for any reason. The 1998 Prude Employment Agreement also stated that Mr. Prude could be eligible to receive a performance-based bonus as well as stock option awards. The Prude Severance Agreement provided that, in the event the Company terminated Mr. Prude’s employment without cause (as defined therein) within the first 18 months of a change in control (as defined therein), then Mr. Prude could be entitled to a severance payment in an amount equal to 12 months of his then-current base salary.

     On June 5, 2006, the Board of Directors appointed Mr. Michael Prude as the Chief Operating Officer of the Company at an annual base salary of $225,000. On July 1, 2007, the Company entered into a new employment agreement with its Chief Operating Officer, Michael Prude (the “2007 Prude Employment Agreement”). The 2007 Prude Employment Agreement was effective July 1, 2007, has a term of two (2) years, and shall automatically renew for subsequent one year terms, unless and until terminated by either party upon 60 days notice. The 2007 Prude Employment Agreement provides Mr. Prude with an annual base salary of $237,000, a discretionary annual bonus, participation in the Company’s stock option plan and a $1,000 per month allowance for car related expenses. The 2007 Prude Employment Agreement provides that during the initial term of the Agreement in the event of termination by the Company without cause, death or disability or by Mr. Prude for “Sufficient Reason”, as defined in the Agreement, Mr. Prude will receive a severance allowance in an amount equal to nine (9) months of Mr. Prude’s then current base salary. If the contract is renewed after the initial term has expired, new severance terms will need to be re-negotiated between Mr. Prude and the Company. The agreement includes a one-year non-compete covenant commencing on termination of employment.
     On April 26, 2006, the Company entered into an employment agreement with its Chief Financial Officer, Salvatore M. Quadrino (the “2006 Quadrino Employment Agreement”). The 2006 Quadrino Employment Agreement was effective as of May 1, 2006, has a term of two (2) years and shall automatically renew for subsequent one-year terms, unless and until terminated by either party upon 30 days notice. The 2006 Quadrino Employment Agreement calls for a salary of $180,000 per year, a discretionary annual bonus, participation in the Company’s stock option plan, with an initial grant of 20,000 options to purchase shares of the Company’s common stock, and use of a Company car. The 2006 Quadrino Employment Agreement provides that during the initial term of the Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for “Sufficient Reason”, as defined in the Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to twelve (12) months of Mr. Quadrino’s then current base salary and all granted options become vested and exercisable. After the initial term of the 2006 Quadrino Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for “Sufficient Reason”, as defined in the 2006 Quadrino Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to six (6) months of Mr. Quadrino’s then current base salary.
     On May 9, 2008, the Company entered into an amended employment agreement with Mr. Quadrino (the “Amended Quadrino Agreement”) whereby Mr. Quadrino continues to be employed as the Chief Financial Officer of the Company. In addition, the Company offered and Mr. Quadrino has accepted the position of interim Chief Executive Officer of the Company, to serve in this additional capacity, while the Board of Directors continues its on going search for a Chief Executive Officer. Mr. Quadrino will not serve as the Secretary of the Company for so long as he serves the Company in the capacity of interim Chief Executive Officer.
     The Amended Quadrino Agreement is dated as of May 9, 2008 and is effective as of May 1, 2008, expires on June 30, 2009 and shall automatically renew for subsequent one-year terms, unless and until terminated by either party with at least 30 days notice. The Amended Quadrino Agreement provides Mr. Quadrino with an annual base salary of $200,000 for his role as Chief Financial Officer and an additional $60,000 per year for his role as interim Chief Executive Officer. This additional compensation will be withdrawn when the Company hires a Chief Executive Officer and Mr. Quadrino reverts back to his original role as Chief Financial Officer. In addition to his annual base salary, Mr. Quadrino is eligible to receive a performance based bonus, to continue to participate in the Company’s stock option and award plan and to continue to use a Company car.
     The Amended Quadrino Agreement provides that in the event of termination by the Company without “Cause” (as defined in the Amended Quadrino Agreement), death or disability or by Mr. Quadrino for “Sufficient Reason,” (as defined in the Amended Quadrino Agreement), Mr. Quadrino will receive a severance allowance in an amount equal to six months of Mr. Quadrino’s then current base salary. In the event the Company terminates Mr. Quadrino without cause within six months after the appointment of a new Chief Executive Officer, Mr. Quadrino will receive an additional severance allowance in an amount equal to three months of Mr. Quadrino’s then current base salary. The Quadrino Agreement includes a one-year non-compete covenant commencing on termination of employment.

Impact of Tax and Accounting
     As a general matter, the Compensation Committee always considers the various tax and accounting implications of compensation vehicles employed by the Company.
     Section 162 (m) of the code generally prohibits any publicly held corporation from taking a federal income deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and the next three highest compensated officers (other than the Chief Financial Officer). Exceptions are available for qualified performance-based compensation, among other things.
     When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standards 123R (“SFAS 123R”), grants of options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares granted. For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares granted. This expense is amortized over the requisite service period, or vesting period of the instruments. Option grants and awards of performance based restricted stock are intended to be performance based under Section 162(m) of the code.
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Executive Officers (1)
     The Company’s named executive officers, their ages and positions as of July 11, 2008 are:

Name	Age	Title
Salvatore M. Quadrino	61	Interim Chief Executive Officer and Chief Financial Officer
Michael Prude	45	Chief Operating Officer

(1)
Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov, the former Chairman, Director, Chief Executive Officer and President of the Company, retired from all his positions with the Company and no longer serves in any capacity with the Company. Mr. Quadrino, the Company’s Chief Financial Officer, is currently serving as interim Chief Executive Officer while the Board of Directors continues its ongoing search for a Chief Executive Officer.

     Salvatore M. Quadrino has been the interim Chief Executive Officer of the Company since May 9, 2008, the Chief Financial Officer of the Company since May 1, 2006. Mr. Quadrino was Secretary of the Company from April 26, 2006, but he will not serve the Company in such capacity for so long as he serves the Company in the capacity of interim Chief Executive Officer. From January 2004 through May 1, 2006, Mr. Quadrino served as an independent consultant providing finance and accounting solutions to clients as either interim chief financial officer or project manager. From 2002 to 2004, Mr. Quadrino served as Chief Financial Officer for Con Edison Communications, Inc. From 2000 to 2001 Mr. Quadrino served as the Chief Financial Officer for Submit Order Inc. Prior to 2000, Mr. Quadrino served as Chief Financial Officer for Medical Logistics Inc., COVISTA Communications Inc. and Erols Internet, Inc. From 1990 to 1996, Mr. Quadrino was employed by Suburban Propane Partners LP, initially as Chief Financial Officer, then as President and Chief Executive Officer. In the role of President and Chief Executive Officer, Mr. Quadrino led Suburban Propane in its successful initial public offering and listing on the New York Stock Exchange. Mr. Quadrino is a Certified Public Accountant.
     Michael Prude has been the Chief Operating Officer of the Company since June 5, 2006. Mr. Prude has been a full-time employee of Helios & Matheson since 1993 and prior to his promotion to Chief Operating Officer, he held various positions within the Company, the last of which was as Chief Technology Officer, pursuant to which he had responsibilities for sales, recruiting and project delivery. Mr. Prude has over 20 years of experience providing business technology solutions to Fortune 1,000 clients. He began his career managing development projects for Long Island Trust Co. and has delivered technology solutions for numerous financial services organizations such as Citibank and Barclays. Prior to joining Helios & Matheson, Mr. Prude formed his own consulting company which provided services to organizations such as Chase Manhattan Bank, First Boston, Manufacturers Hanover Trust and CCH Legal.
Summary Compensation Table for 2007 and 2006
     The following table sets forth certain information regarding compensation for services rendered in all capacities during the year ended December 31, 2007 and 2006 by our named executive officers. Compensation for each of 2007 and 2006 includes not only compensation earned in 2007 and 2006, but in the case of stock option awards and option awards, compensation recognized for financial statement reporting purposes with respect to such fiscal years.
Summary Compensation Table for 2007 and 2006

					Non-Equity
				Stock	Incentive Plan		All Other
Name and Principal Position		Salary		Options(a)	Compensation		Compensation(b)	Total
Shmuel BenTov(1)
Former Chairman, Director, Chief Executive Officer and President	2007	$360,000		$7,555	$—		$4,015	$371,570
	2006	360,000		7,555	—		21,004	388,559

Michael Prude
Chief Operating Officer	2007	231,000	(2)	11,848	19,807	(4)	6,000	268,655
	2006	225,000		15,213	—		—	240,213

Salvatore M. Quadrino
Chief Financial Officer & Secretary	2007	180,000		19,399	—		1,600	200,999
	2006	156,000	(3)	13,022	—		800	169,822

(a)	This column represents the dollar amount recognized for financial statement reporting purposes under SFAS 123R with respect to fiscal 2007 and 2006 stock option grants as well for stock options granted in prior fiscal years, if applicable. The values in this column represent the accounting expense values incurred during the year and may not be equivalent to the actual value recognized by the named executive officer. The assumptions used in calculating these amounts are set forth in Note 1 to the Company’s Financial Statements for the fiscal year ended December 31, 2007 and 2006, respectively, which is located on pages F-9 to F-10 of the Company’s 2007 Annual Report on Form 10-K and pages F-11 to F-12 of the Company’s 2006 Annual Report on Form 10-K.

(b)	Includes payments with respect to life insurance, health insurance and car allowance.

(1)	Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov, the former Chairman, Director, Chief Executive Officer and President of the Company, retired from all his positions with the Company and no longer serves in any capacity with the Company. The Board of Directors is currently searching for a Chief Executive Officer.

(2)	Includes prorated portion ($112,500) from January 1, 2007 through June 30, 2007 of an annual salary of $225,000 plus a prorated portion ($118,500) from July 1, 2007 through December 31, 2007 of an annual salary of $237,000.

(3)	Includes prorated portion ($120,000) from May 1, 2006 through December 31, 2006 of an annual salary of $180,000 plus consulting fees of $36,000 for work performed during March and April of 2006.

(4)	Includes amounts earned for Sales Commission.

Aggregated Option Exercises in the Year Ended December 31, 2007 and Fiscal Year End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options Held at	the-Money Options at
	Acquired on	Value	December 31, 2007	December 31, 2007
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Shmuel BenTov (1)	—	—	13,125/1,875	$0/$0
Michael Prude	—	—	23,125/3,750	$6,212.50/$0
Salvatore M. Quadrino	—	—	5,000/15,000	$0/$0

(1)	Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov, former Chairman, Director, Chief Executive Officer and President of the Company, retired from all his positions with the Company and no longer serves in any capacity with the Company.
     Outstanding Equity Awards at Fiscal Year End for 2007
     The following table provides certain information about all equity compensation awards held by the named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
	Number of				Number of
	Securities				Securities		Market Value
	Underlying				Underlying	Number of	of Shares or
	Unexercised		Option	Option	Unexercised	Shares or Units	Units of Stock
	Options		Exercise	Expiration	Options Not	of Stock that	that have not
Name	Exercisable	Grant Date	Price	Date	Vested (a)	have not Vested	Vested

Shmuel BenTov (1)	7,500 (2)	12/1/1999	$15.50	12/1/2009	—	—	$—
	5,625 (2)	12/7/2004	5.90	12/7/2009	1,875

Michael Prude	5,625	3/31/2004	$3.36	3/31/2009	1,875	—
	5,625	12/7/2004	5.90	12/7/2009	1,875	—
	1,875	12/15/2001	1.20	12/15/2011	—
	10,000	10/9/2002	1.41	10/9/2012	—

Salvatore M. Quadrino	5,000	5/1/2006	$5.82	5/1/2016	15,000	—	$—

(a) Option Awards vest as follows:

	Vesting Date
	Mar. 31,	May 1,	Dec. 7,	May 1,	May 1,
Name	2008	2008	2008	2009	2010
Shmuel BenTov	—	—	1,875	—	—
Michael Prude	1,875	—	1,875	—	—
Salvatore M. Quadrino	—	5,000	—	5,000	5,000

(1)	Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov, the former Chairman, Director, Chief Executive Officer and President of the Company, retired from all his positions with the Company and no longer serves in any capacity with the Company.

(2)	Mr. BenTov has 90 days from his date of retirement on March 31, 2008 to exercise his 13,125 outstanding options.

Potential Post-Employment Payments and Benefits
     The following table sets forth the potential payments if termination of employment or a change in control for each named executive officer had occurred on December 31, 2007. The values in this table reflect estimated payments associated with various termination scenarios.

	Termination	Termination with
Benefits and Payments	without cause or	cause or for	Change in	Death or
upon Termination	for good reason(a)	good reason	control	Disability
Shmuel BenTov (1)
Severance payment	$720,000	$—	$—	$360,000

Total	$720,000	$—	$—	$360,000

Michael Prude
Severance payment	$177,750	$—	$—	$—

Total	$177,750	$—	$—	$—

Salvatore M. Quadrino
Severance payment	$180,000	$—	$180,000	$—
Stock options (2)	116,400	—	—	—

Total	$296,400	$—	$180,000	$—

(a)	These represent rights that Mr. BenTov, Mr. Prude and Mr. Quadrino would have under employment agreements discussed in more detail under “Employment Agreements.” In addition, upon termination without cause or good reason, Mr. BenTov would be entitled to continue to receive certain deferred and earn-out payments under the Stock Purchase Agreement signed March 30, 2006 which would otherwise be forfeited as described in our Statement of Form 8-K filed with the SEC on April 3, 2006.

(1)	Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov, the former Chairman, Director, Chief Executive Officer and President of the Company, retired from all his positions with the Company and no longer serves in any capacity with the Company.

(2)	In accordance with his employment agreement, 20,000 stock options become immediately vested and exercisable at an exercise price of $5.82.
     The 2005 BenTov Employment Agreement provides that in the event of termination (i) by the Company without cause or by Mr. BenTov in the event of a material breach of the employment agreement by the Company or a substantial dimunition of his duties, Mr. BenTov would receive a lump sum severance allowance in an amount equal to two times his then annual base salary; (ii) as a result of the incapacity or disability of Mr. BenTov, Mr. BenTov would be entitled to receive his then annual base salary during the one year that followed the termination notice; or (iii) as a result of Mr. BenTov’s death, Mr. BenTov’s estate would be entitled to receive a lump sum payment equal to his then annual base salary.
     Effective with the expiration of his employment agreement on March 31, 2008, Mr. BenTov retired from the Company on that date and will no longer serve as the Company’s Chairman, Director, Chief Executive Officer and President or in any other capacity with the Company.
     The 2007 Prude Employment Agreement provides that during the initial term of the Agreement in the event of termination by the Company without cause, death or disability or by Mr. Prude for “Sufficient Reason”, as defined in the Agreement, Mr. Prude will receive a severance allowance in an amount equal to nine (9) months of his then-current base salary. If the contract is renewed after the initial term has expired, new severance terms will need to be re-negotiated between Mr. Prude and the Company.

     The 2006 Quadrino Employment Agreement provides that during the initial term of the Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for “Sufficient Reason”, as defined in the Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to twelve (12) months of Mr. Quadrino’s then-current base salary and all granted options will become vested and exercisable. After the initial term of the 2006 Quadrino Agreement in the event of termination by the Company without cause, death or disability or by Mr. Quadrino for “Sufficient Reason”, as defined in the 2006 Quadrino Agreement, Mr. Quadrino will receive a severance allowance in an amount equal to six (6) months of Mr. Quadrino’s then current base salary.
Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
		Weighted-average	equity compensation plans
	Number of securities to	exercise price of	(Excluding securities to be
	be issued upon exercise	outstanding options,	issued upon exercise of
	of outstanding options,	warrants and rights	outstanding options,
	warrants and rights as	as of December 31,	warrants and rights as of
Plan Category	of December 31, 2007	2007	December 31, 2007)
Equity Compensation plans approved by security holders	129,000	$4.96	317,094

Equity Compensation plans not approved by security holders	—	—	—

Total	129,000	$4.96	317,094

Director Compensation
     The following table sets forth certain information regarding compensation for services rendered by the Company’s non-employee directors during the year ended December 31, 2007. During 2007, there were no stock awards granted to Directors and no other compensation was earned (including in the form of nonqualified deferred compensation earnings).

Fees Earned or
Name (a)	Paid in Cash (b)
Rob Dhoble	$24,000
Dan Thomas	24,000
Srinivasaiyer Jambunathan	24,000
Divya Ramachandran	24,000
Kishan Ananthram	24,000
Shankar Ram (1)	18,000
Steven Mukamal (2)	10,000
William Miller (2)	10,000

(a)	Compensation for Shmuel BenTov, the Company’s former Chairman, Director, Chief Executive Officer and President, is reported in the Summary Compensation Table included in this Proxy Statement.

(b)	On March 23, 2007, the Board of Directors approved an increase in non-employee directors’ compensation from $3,000 per quarter to $6,000 per quarter, effective as of the first quarter of 2007. Each director is reimbursed for travel and other reasonable expenses incurred as related to the business of the Company.

(1)	Mr. Ram resigned from the Board of Directors effective September 30, 2007.

(2)	Mr. Mukamal and Mr. Miller did not stand for re-election to the Board of Directors at the Company’s 2007 Annual Shareholder meeting held on May 23, 2007.
     On March 23, 2007, the Board of Directors adopted and approved amendments to the Company’s Amended and Restated 1997 Stock Option and Award Plan (the “Plan”) to eliminate Section 9.1.1 of the Plan, which granted to each new non-employee director who first becomes a non-employee director after the effective date of the Plan, an option to purchase 250 shares of the Company’s common stock (the “Shares”), and Section 9.1.2 of the Plan, which granted each non-employee director who was re-elected as a non-employee director of the Company, an option to purchase 250 Shares upon re-election. The following table shows the number of stock options and stock awards held by each non-employee director as of December 31, 2007. The options represented in the table below were granted and had vested before the March 23, 2007 amendments to the Company’s stock option plan.

	Outstanding Stock	Outstanding Stock
Name	Options	Awards	Grant Value(c)
Rob Dhoble	500	—	$1,150
Dan Thomas	500	—	734
Srinivasaiyer Jambunathan	250	—	405
Divya Ramachandran	250	—	405
Kishan Ananthram	250	—	405

(c)	Represents the SFAS123R expense.

SHAREHOLDER PROPOSALS
     Pursuant to Rule 14a-8 under the Exchange Act, proposals by Shareholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than the close of business on April 22, 2009 in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission (“SEC”) governing stockholder proposals.
     For any proposal that is not submitted for inclusion in our proxy statement, but is instead sought to be presented directly at the 2009 annual meeting, the Company’s By-Laws require that such proposal be mailed and received by, or delivered to, the Secretary of the Company at 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, Attention: Ms. Roxanne Weisbrot, Interim Secretary not later than the close of business on the 90th day prior to the anniversary date of the 2008 annual meeting which is expected to be May 22, 2009.
OTHER BUSINESS
     The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
     In accordance with Rule 14a-3 (e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Helios & Matheson North America Inc., Attn: Ms. Roxanne Weisbrot, Interim Secretary, 77 Brant Avenue, Suite 320, Clark, New Jersey 07066, (732) 499-8228. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

     A COPY OF THE 2007 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE COMPANY’S FORM 10-K AND 10-K/A REPORTS FOR FISCAL YEAR 2007, AS AMENDED, INCLUDING EXHIBITS, CONTAINING INFORMATION ON OPERATIONS AND THE COMPANY’S FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON WRITTEN REQUEST WITHOUT CHARGE FOR REQUESTORS WHO INCLUDE IN THEIR WRITTEN REQUEST A GOOD FAITH REPRESENTATION THAT, AS OF JULY 1, 2008, SUCH REQUESTOR WAS A BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK. PLEASE WRITE TO:
HELIOS & MATHESON NORTH AMERICA INC.
77 BRANT AVENUE
SUITE 320
CLARK, NJ 07066
ATTENTION: ROXANNE WEISBROT, INTERIM SECRETARY
COPIES MAY ALSO BE OBTAINED WITHOUT CHARGE THROUGH THE SEC’S WORLD WIDE WEB SITE AT
http://www.sec.gov

PROXY
HELIOS & MATHESON NORTH AMERICA INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Shri Jambunathan, Chairman of, and Salvatore M. Quadrino, Interim Chief Executive Officer of, Helios & Matheson North America Inc., a New York corporation (the “Company”) and each of them as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of the Company, to be held on August 20, 2008, at 10:00 a.m. (local time), at the offices of the Company’s counsel, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters (and with discretionary authority as to any and all other):

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED BELOW AND FOR ALL OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1. Election of Directors	FOR ALL NOMINEES	WITHHOLD
Nominees:	listed to the left	AUTHORITY
	(except as marked to the contrary)	to vote for all nominees listed to the left
01 Shri S. Jambunathan 02 Daniel L. Thomas 03 Rabin K. Dhoble 04 Kishan Grama Ananthram 05 Divya Ramachandran	☐	☐

Instruction: to withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below.

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Mercadien P.C. as independent public accountants of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐

3. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

Signature	Signature	Date

NOTE: Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.
▲ FOLD AND DETACH HERE ▲
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